EXHIBIT 32.2

SECTION 906 PRINCIPAL FINANCIAL AND

ACCOUNTING OFFICER CERTIFICATION

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Swen Mortenson, the Secretary/Treasurer and Director of Prestige Capital Corporation , certify that, to the best of my knowledge, (i) the Quarterly Report on Form 10-QSB for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Prestige Capital Corporation

/s/ Swen Mortenson

Secretary/Treasurer and Director

Dated: 11/12/2007

A signed original of the written statement required by Section 906 has been provided to Prestige Capital Corporation The statement will be retained by Prestige Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.